Exhibit 10.2

PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT (“Agreement”) is made and entered into by and between Strategic Veterinary Pharmaceuticals, Inc., a Kansas corporation ("Seller") and Kindred Biosciences, Inc., a Delaware corporation (“Buyer”), as of the latest date of execution set forth on the signature page below (the “Effective Date”).
Article I
PROPERTY
Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:
1.01    Land. That certain parcel of improved real property commonly known as 1411 Oak St., Elwood, Kansas, consisting of approximately 8 acres of land, and more particularly described on Exhibit A hereto (the “Land”).
1.02    Appurtenances. All rights, privileges and easements appurtenant of Seller to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and/or under the Land as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights‑of‑way or appurtenances relating to or used in connection with the ownership of the Land (collectively, the “Appurtenances”);
1.03    Improvements. All of Seller’s right, title and interest in and to all buildings, structures, and physical improvements located, constructed, or installed on the Land, and all improvements, fixtures, and equipment affixed to such buildings, structures, and improvements (collectively, the “Improvements”).
1.04    Personal Property. All personal property owned by Seller located on or in or used in connection with the Land, Improvements and Appurtenances listed on Exhibit C attached hereto, which includes the pelletizing line, the full USP purified water system, the full USP WFI water system with hot loop, a complete clean room (class 100 fill suite, no filling equipment), full plant support HVAC chilling and heating, oil free air, two complete compounding areas for liquids and creams, and complete BFS Sterile fill line with terminal water cascade autoclave from the BFS sterile fill line, and other furniture, fixtures, and equipment listed on Exhibit C hereto (collectively, the “Personal Property”), but excluding the BFS sterile fill line.
1.05    Intangible Property. Any intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation of the Land, Appurtenances, Improvements and Personal Property, including but not limited to, contract and lease rights, and including, to the extent available to Seller, the quality system documents, including validation (IQ, OQ, PQ) documents, SOPs, and other documents related to the installation, qualification, maintenance, and operation of the facility and equipment, and Seller’s list of employees and their contact

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Exhibit 10.2

information, to the extent in Seller’s possession or control (collectively, the “Intangible Property”).
The items described in Sections 1.01, 1.02, 1.03, 1.04 and 1.05 above are hereinafter referred to collectively as the “Property”.
ARTICLE II
PURCHASE PRICE; TERMS OF PAYMENT
2.01    Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the sum of Three Million, Seven Hundred Fifty Thousand Dollars ($3,750,000). The Purchase Price shall be payable by Buyer to Seller as follows:
(a)    Within five (5) business days after the Effective Date, Buyer shall deliver to the Escrow Holder (as defined below) the sum of Two Hundred Fifty Thousand Dollars ($250,000) in the form of immediately available funds (the “Deposit”). The Deposit shall be invested in an account of Buyer’s or Escrow Holder’s choice. If Buyer has not terminated this Agreement by the last day of the Contingency Removal Date (as defined below), the Deposit will become non-refundable on the first business day following the Contingency Removal Date, subject only to the provisions of Section 6.01. Upon the close of Escrow, Buyer will receive a credit against the Purchase Price equal to the Deposit and any interest accrued thereon.
(b)    The failure of Buyer to notify Seller and Escrow Holder that it waives or removes all of Buyer’s contingencies in writing by the Contingency Removal Date will automatically terminate this Agreement, and the Deposit and all accrued interest will be immediately released from Escrow to Buyer.
(c)    If Buyer has delivered notice of its intent to proceed to the close of Escrow on or before the Contingency Removal Date, and Buyer thereafter defaults by failing to proceed to closing, and Seller is in compliance with the terms of this Agreement, the Deposit shall be subject to the Liquidated Damages provision (Section 7.01) of this Agreement.
(d)    The balance of the Purchase Price shall be paid by Buyer to Seller by wire transfer on the Closing Date (as defined below). There is no financing contingency.
ARTICLE III
DUE DILIGENCE ITEMS AND INSPECTIONS
3.01    Due Diligence Items. Seller shall deliver to Buyer all pertinent information and documents relating to the Property in Seller’s possession or control, including, but not limited to, the following items, all in complete and unredacted form, within three (3) business days after the Effective Date, each to the extent available:
(a)    Copies of all contracts entered into by Seller, including but not limited to, unrecorded easements and CC&Rs, leases, service contracts, rent roll, operating statements, management agreements, and tax statements, if available.

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Exhibit 10.2

(b)    For all Improvements on the Land, final City or County approved and “as-built” plans and specifications, including soils reports and structural, mechanical, and electrical calculations, blueprints of the buildings, including location of HVAC, electrical, etc., if available.
(c)    Copies of all reports and studies relating to environmental, soils, geological, civil, storm drainage and ground water conditions or the presence or use of any toxic or Hazardous Materials, as defined below, on the Property, including waste management inspections and reports by governmental officials or third parties, if available.
(d)    Copies of all Use Permits, Building Permits, Certificates of Occupancy and other similar kinds of governmental approvals, plans, licenses, or permits, to the extent available, a list of which is attached hereto as Exhibit B.
(e)    Copies of all warranties, if available.
(f)    Copies of ALTA surveys or similar land survey document, if available.
(g)    Copies of fire department inspection reports, to the extent available.
(h)    A schedule listing all Personal Property to be included in the transaction, which is attached hereto as Exhibit C.
(i)    Base building and “as built” construction documents of the Improvements, including any site plans, schematic design documents, design documents, elevations, concept studies and master plans, if available.
(j)    All quality system documentation for the Improvements and the Personal Property. For each piece of equipment, provide the IQ/OQ/PQ protocol and report, performance deviations reports and CAPAs and PM and calibration records and other material reports and information, if available.
(k)    A list of former employees of Seller who have experience in operating the plant, including their contact information, which is attached hereto as Exhibit H.
(l)    Information on any litigation involving the Property (or the Seller, if related to the Property or equipment).
(m)    Most recent engineering reports on the physical condition of the Property and its plumbing, mechanical, electrical and heating, ventilation and air-conditioning systems, including a schedule of projected capital improvements or replacements and deferred maintenance on the Improvements and equipment, and known defects in the Improvements and equipment, if available.
(n)    Copies of all reports (if any) required under federal or state law of hazardous waste activities including the generation, transport, plans, treatment, storage or disposal of hazardous waste.

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Exhibit 10.2

(o)    Copies of any inspection reports by any federal, state or local environmental or health and safety agency, including, without limitation, FDA, MHRA and other regulatory inspections, if available.
(p)    A copy of any O&M (Operations and Maintenance Plan) prepared for dealing with asbestos in the buildings, if available.
For purposes of this Agreement, the “Data Room” means the electronic documentation site used by Seller to provide information concerning the Property to Buyer and its employees, consultants, and representatives. Buyer and its employees, consultants, and representatives shall have full access to the Data Room and shall receive daily written notification each time any document is modified or an additional document is added to the Data Room. Seller shall provide all due diligence items and requests in electronic copy via the Data Room and provide Buyer in writing an index of documents contained in the Data Room. Notwithstanding the foregoing, for those items that cannot by commercially reasonable means be scanned and uploaded electronically, Seller shall notify Buyer in writing for each such respective item and provide a detailed description and location of such items with sufficient specificity that would allow Buyer to immediately locate the item on site without additional sorting of material or records.

3.02    Inspections. Buyer shall have until 5:00 p.m. West Coast Time on the thirtieth (30th) day following the Effective Date, provided that if such date falls on a weekend or State or Federal holiday, the first business day thereafter (the “Contingency Removal Date”) to have the Property inspected or tested by such qualified individuals, consultants, agents, or engineers (collectively with Buyer and Buyer's employees, the “Buyer Parties”) as Buyer shall elect in Buyer’s absolute and sole discretion, at Buyer’s sole cost and expense. Buyer shall have the right to provide the Buyer Parties with all materials and information needed to allow them to provide their due diligence services as efficiently as possible.
Seller, with not less than 48 hours prior notice, which may be given by email, will provide Buyer and its consultants access to the Property during regular business hours through the Contingency Removal Date so that Buyer and its consultants may conduct any investigations and testing of the physical and environmental condition of the Land and Improvements as Buyer deems reasonably necessary. Buyer has the right to conduct reasonably necessary asbestos, soil, groundwater, geotechnical, and other invasive testing, and will indemnify Seller against any damage to the Property and agrees to dispose of any Hazardous Materials obtained during its physical inspection and testing of the Property. Seller (and its agents or consultants) shall have the right to accompany the Buyer Parties during any testing or inspection of the Property.
All due diligence shall be undertaken in accordance with good and proper techniques, using personnel and equipment qualified to perform the work being undertaken, and shall be undertaken in compliance with all applicable statutes, codes, ordinances and regulations. All required permits will be properly obtained. All holes, borings, trenches, or other invasive work performed at the Property by the Buyer Parties will be properly filled in or returned to the condition existing prior to entry by the Buyer Parties, and any unsafe conditions at the Property

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Exhibit 10.2

caused by the Buyer Parties shall be repaired and that portion of the Property shall be returned to substantially the condition existing prior to entry by the Buyer Parties.
With respect to invasive testing, Seller shall have the right to reasonably disapprove any testing plan within two business days of receipt of Buyer's notice of intent to undertake invasive testing.
Buyer shall promptly pay for all tests, inspections, analyses, reports, and other work done or material furnished by or on behalf of Buyer in or about the Property and will not permit or suffer any lien to attach to the Property and shall have no authority or power, express or implied, to create or cause any lien, charge or encumbrance of any kind against the Property.
3.03    Disposal of Hazardous Materials. Buyer agrees that any and all Hazardous Materials samples or borings derived from the Property by or on behalf of Buyer in connection with the performance of such tests and studies and any Hazardous Materials that have become exacerbated in connection with the performance of tests or studies by or on behalf of Buyer shall be disposed of by Buyer’s consultants, at Buyer’s sole cost and expense. Except as provided to the contrary above, Buyer shall have no responsibility for the removal, transport or disposal of any Hazardous Materials on the Property.
3.04    Agency Inquiry. Seller hereby grants permission to Buyer to make inquiries of governmental agencies relating to the condition of the Property, land use approvals and entitlements and the existence of any Hazardous Materials on the Property without liability to Seller for any enforcement or other action resulting from such inquiry, provided that unless and until Buyer acquires title to the Property, Seller shall be responsible for any reporting requirements set forth in any federal, state or local law relating to any Hazardous Materials discovered by Buyer’s consultant.
3.05    Title Review. Buyer shall obtain a preliminary title report with underlying documents with respect to Seller’s interest in the Land (the “Preliminary Report”), prepared and issued by First American Title Company, located at 3723 Beck Rd., St. Joseph, MO 64506 (the “Title Company” or “Escrow Holder”), attention to Patti Eiman, Area Manager (816-901-1513; peiman@firstam.com).
Buyer shall notify Seller in writing not more than twenty (20) days following the receipt of the Preliminary Report of any defects, exceptions, liens, encroachments or encumbrances shown in the Preliminary Report or in a survey of which Buyer disapproves. Whether or not Buyer objects to the same, Seller agrees to remove from the title record all mechanics liens and financing liens and all other monetary liens (other than taxes not yet due and payable) at or before the Closing. If Buyer disapproves of any exceptions or defects shown on the Preliminary Report or a survey, Seller shall have five (5) days after receipt of Buyer’s objections to give Buyer notice either that Seller will use its best efforts to remove any objectionable exceptions from title or that Seller elects not to cause such exceptions to be removed. If Seller fails to give timely notice, Seller shall be deemed to have elected not to cause the exceptions to be removed. If Seller gives Buyer notice that it will attempt to cure but is unable to do so by the Closing Date,

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Exhibit 10.2

then Buyer shall have the right to either terminate this Agreement and obtain a full refund of the Deposit or to proceed to Closing.
The term “Permitted Exceptions” to the Land shall include (a) all non-monetary liens and encumbrances that Buyer does not disapprove in accordance with Section 3.05; and (b) all liens or encumbrances which Buyer causes or authorizes against the Land.
3.06    Survey. In addition to any survey that Seller may deliver to Buyer, Buyer may obtain, at Buyer’s sole cost and expense, an ALTA survey of the Land, prepared by a licensed surveyor or civil engineer of Buyer’s choice (the “Survey”).
3.07    Termination. Buyer shall have the right, exercisable in its sole and absolute discretion on or before the Contingency Removal Date, for any reason or no reason, to terminate this Agreement and not to proceed to the close of Escrow. This Agreement shall be deemed terminated if Buyer does not deliver notice of its intent to proceed to the close of Escrow on or before the Contingency Removal Date, and Escrow Holder shall return the Deposit to Buyer, together with any interest earned thereon, whereupon the parties hereto shall be released and relieved of any and all liability and/or obligation under this Agreement, other than each party’s respective indemnity obligations.
ARTICLE IV
TRANSFER OF TITLE
4.01    Title to the Land. Title to the Land, Appurtenances and Improvements, subject to the Permitted Exceptions, shall be transferred by Seller to Buyer on the Closing Date by a warranty deed in the form set forth in Exhibit D (the “Deed”).
4.02    Title to Personal Property and Intangible Property. At the Closing, Seller shall transfer title to the Personal Property by a bill of sale substantially in the form attached hereto as Exhibit E (the “Bill of Sale”), such title to be free of any security interests, leases, liens, claims, encumbrances or interests and shall deliver to Buyer an assignment of the Intangible Property substantially in the form of the assignment attached hereto as Exhibit F (the “Assignment”).
4.03    Delivery of Possession. At the Closing, Seller shall deliver exclusive possession of the Property to Buyer, subject only to the Permitted Exceptions.
4.04    As-Is Purchase. Buyer acknowledges and agrees that Seller is selling and Buyer is purchasing the Property on an "AS IS" basis, and that except for the representations, warranties, and covenants set forth in this Agreement, and the due diligence documents and other materials provided to Buyer in connection with this Agreement, Buyer is relying on its own investigation of the Property.
ARTICLE V
ESCROW

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Exhibit 10.2

5.01    Escrow. Buyer and Seller shall deliver a fully executed copy of this Agreement to Escrow Holder within two (2) business days after the Effective Date, and said delivery shall constitute the opening of Escrow (the “Escrow”). Any escrow instructions which shall be executed by the parties hereto shall implement the performance of this Agreement and shall be deemed to incorporate the provisions hereof, whether or not specifically stated therein. At least three (3) business days prior to the Closing Date, as hereinafter defined, Buyer and Seller shall each deposit the following documents, and within the time required by Escrow Holder, Buyer shall wire transfer the funds into Escrow, as further described below:
(a)    Seller shall execute and deposit (i) the duly executed and acknowledged Deed, and (ii) Seller’s Non‑Foreign Affidavit in the form attached hereto as Exhibit G (the “Non‑Foreign Certificate”).
(b)    Buyer shall deposit (i) the balance of the Purchase Price, and (ii) sufficient additional funds to pay Buyer’s share of all Escrow costs and closing expenses.
(c)    Buyer and Seller shall jointly execute and deposit (i) counterpart originals of the Bill of Sale and Assignment, and (ii) any other documents necessary to facilitate the close of Escrow.
5.02    Close of Escrow. The transaction shall be closed by means of an escrow closing (the “Closing”), with the concurrent recording of the documents of title and the delivery of the Title Policy and the payment of the Purchase Price to Seller. The Closing shall take place within fifteen (15) days (provided, however, that if the 15th day is not a business day, then the next business day following the 15th day) after the Contingency Removal Date (the “Closing Date”), but not later than 60 days following the Opening of Escrow, or on such other date as may be mutually agreed upon by both Seller and Buyer. The Deposit and any other sums in Escrow as of said date shall be applied to the Purchase Price. Expenses of the Escrow and other items shall be charged or credited, as the case may be, to Seller and Buyer, as provided in Section 10.01.
ARTICLE VI
CONDITIONS OF THE ESCROW; FAILURE OF CONDITIONS
6.01    Buyer’s Conditions to the Close of Escrow. Without affecting Buyer’s right to terminate this Agreement in its sole discretion, the obligation of Buyer to purchase the Property and the close of Escrow are conditioned on satisfaction or written waiver by Buyer of each of the following conditions, which conditions are solely for Buyer’s benefit and except as otherwise specifically set forth in this Agreement, may be waived in writing by Buyer prior to the Closing Date:
(a)    The conveyance to Buyer on the Closing Date of title to the Land as evidenced by the issuance by the Title Company of, or the irrevocable commitment of the Title Company to issue, a CLTA (or, if elected and paid for by Buyer, an ALTA) Owner's Policy of Title Insurance (“Title Policy”) in the full amount of the Purchase Price, subject only to the Permitted Exceptions, and may contain such endorsements as Buyer may in its discretion and expense request.

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Exhibit 10.2

(b)    Evidence satisfactory to Buyer, in its sole and absolute discretion, that all Personal Property is being delivered free and clear of all security interests, leases, liens, claims, encumbrances, and interests.
(c)    The delivery of exclusive possession of the Property to Buyer, free and clear of all materials, debris, excess manufacturing components, stability samples in the chamber, and other furniture, fixtures and equipment in the Improvements that are not listed on Exhibit C as Personal Property being purchased hereunder. Disposal of all such materials shall be in compliance with all applicable laws.
(d)    The recordation of the Deed and delivery to Buyer on the Closing Date of the other documents and instruments specified in this Agreement or required by Escrow Holder.
(e)    All of Seller’s representations and warranties contained herein, or made in writing by Seller pursuant to this Agreement, shall have been true and correct when made and unless otherwise disclosed to Buyer in writing by Seller prior to the Closing Date, shall be true and correct as of the Closing Date, and Seller shall have complied with all of Seller’s covenants and agreements contained in this Agreement.
(f)    If the Property is subject to any declaration of covenants, conditions and restrictions, reciprocal access easements or similar agreements (collectively, “CC&Rs”), Buyer shall have received at least five (5) days prior to the Closing, an estoppel certificate from the declarant, property owner’s association or other party to the CC&Rs reasonably satisfactory to Buyer as to such matters as Buyer shall have specified by written notice to Seller on or before the Contingency Removal Date.
6.02    Failure of Buyer’s Conditions. Unless Buyer gives written notice to Seller and Escrow Holder that the conditions specified in Section 6.01 immediately above and all other conditions considered by Buyer have been satisfied or waived by Buyer prior to the Contingency Removal Date, the Escrow shall be terminated and all funds and documents deposited with the Escrow Holder shall be immediately returned to the party having deposited the same. In the event of any such termination, Buyer and Seller shall be immediately released from all obligations hereunder (except for any obligation to indemnify and defend a party as set forth herein, which obligations shall survive the Closing).
ARTICLE VII
DEFAULT
7.01    LIQUIDATED DAMAGES FOR BUYER’S DEFAULT. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF BUYER’S DEFAULT THAT RESULTS IN A FAILURE TO CLOSE UNDER THIS AGREEMENT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE EFFECTIVE DATE OF THIS AGREEMENT AND THAT IN SUCH EVENT THE AMOUNT OF THE DEPOSIT IN ESCROW AT THE TIME OF THE DEFAULT, EXCLUSIVE OF ANY INTEREST ACCRUED THEREON, SHALL BE DELIVERED OR CAUSED TO BE DELIVERED BY

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Exhibit 10.2

BUYER OR ESCROW HOLDER TO SELLER AS LIQUIDATED DAMAGES, WHICH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY, INCLUDING ANY REMEDY FOR SPECIFIC PERFORMANCE) AGAINST BUYER ON ACCOUNT OF BUYER’S DEFAULT THAT RESULTS IN A FAILURE TO CLOSE UNDER THIS AGREEMENT AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO CONVEY THE PROPERTY TO BUYER. SELLER HEREWITH WAIVES ALL OTHER CLAIMS OR CAUSES OF ACTION AGAINST BUYER OR BUYER’S AGENTS AND EMPLOYEES, INCLUDING ANY CLAIMS ARISING BY STATUTE OR COMMON LAW, WHETHER SUCH CLAIMS BE CHARACTERIZED AS CONTRACT OR TORT CLAIMS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 7.01, SELLER MAY ADDITIONALLY PURSUE ALL OF ITS RIGHTS AND REMEDIES FOR BUYER’S BREACH UNDER SECTIONS  8.04, 11.01, AND 11.06 HEREUNDER.

Initials:
	Buyer	Seller

7.02    Seller’s Breach. If Seller breaches or is in default of any of its obligations under this Agreement, Buyer may pursue all its remedies in law and equity, including, without limitation, its right to damages and to specific performance of this Agreement.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
8.01    Representations and Warranties of Seller. As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby and to the extent not otherwise disclosed to Buyer in writing, Seller hereby represents and warrants to Buyer, both as of the Effective Date and, unless notified as set forth below, again as of the Closing Date as follows:
(a)    Use and Operation. The Property has been used for manufacturing of veterinary pharmaceuticals from at least 1982 through the date on which Seller ceased operations at the Property. This process involved the use and disposal of numerous hazardous wastes, including chlorinated solvents. The Property is not in violation of any applicable Hazardous Materials Laws (as defined below), zoning and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements, including any laws related to access by the disabled. As of the last date on which Seller operated a business on the Property, Seller had all required permits, licenses, and other governmental authorizations required for the operation of its business, which were valid and in full force.
(b)    Land‑Use Regulation. No condemnation, environmental, zoning or other land‑use regulation proceedings, have been instituted or, to Seller’s knowledge, planned to be instituted by any person, entity or jurisdiction, and Seller has not received notice of any special assessment proceedings affecting the Property.

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Exhibit 10.2

(c)    Hazardous Materials. There has been no storage, use, generation, handling or disposal of any Hazardous Materials in, on, or about the Property, except in compliance with Hazardous Materials Laws.
As used herein, “Hazardous Materials” means any material, substance or waste designated as hazardous, toxic, radioactive, injurious or potentially injurious to human health or the environment, or as a pollutant or contaminant, or words of similar import, under any Hazardous Materials Law (as defined below). As used herein, “Hazardous Materials Law” means any federal, state or local law, statute, regulation or ordinance now or hereafter in force, as amended from time to time, pertaining to materials, substances or wastes which are injurious or potentially injurious to human health or the environment or the release, disposal or transportation of which is otherwise regulated by any agency of the federal, state or any local government with jurisdiction over the Property or any such material, substance or waste removed therefrom, or in any way pertaining to pollution or contamination of the air, soil, surface water or groundwater.
(d)    Reports, Intangible Property and Other Documents. That all permits, licenses, approvals, contracts, warranties and guarantees, maintenance and service contracts, and all other books, records, documents and other items relating to or affecting the Property and delivered to Buyer pursuant to this Agreement are and as of the Closing Date will be complete, true and correct copies, and that there are no documents, whether or not described in Paragraph 3.01 above, that are material to the Property or the operation of Seller's business at the Property (i) that are available to Seller that have not been delivered to Buyer or (ii) that Seller is aware of and have not been described to Buyer.
(e)    Contracts and Other Agreements. That (i) Seller has not entered into and there are no service contracts or other agreements of any kind or nature whatsoever affecting the Property other than those delivered to Buyer, and (ii) there is no obligation of Seller under the terms of any contract, lease or other instrument relating to or affecting the Property to assume any obligation thereof.
(f)    Agreements Affecting the Property. That there are no easements, encumbrances, leases or other agreements affecting the Property except as shown in the Preliminary Report.
(g)    Personal Property. That all of the Personal Property is in the same condition as it was as of the Contingency Removal Date.
(h)    Litigation. That there is no litigation pending or threatened against Seller or the Property (or any portion thereof), or any basis therefor, that arises out of the use, operation or ownership of the Property, or any portion thereof.
(i)    Bankruptcy, Insolvency, Etc. That Seller is not the subject of any case, action or proceeding, whether contemplated, threatened or actual, under any bankruptcy, insolvency or similar laws affecting creditor’s rights generally (whether state or federal).
(j)    Authority. Seller is duly organized, validly existing and in good standing under the laws of the State of Kansas; this Agreement and all documents executed by Seller which are

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Exhibit 10.2

to be delivered to Buyer on the Closing Date are, and as of the Closing Date will be, duly authorized, executed, and delivered by Seller. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, such as the Liberation Tigers of Tamil Elam, Hezbollah and Al Qaeda, and Seller is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.
If at any time after the Effective Date and prior to the Closing Date Seller learns of any matter that would change any of Seller’s representations and warranties contained in this Agreement, Seller shall notify Buyer in writing and (1) if the change is due to circumstances outside of Seller’s control, Buyer shall have ten days after receipt of such notice to elect to terminate this Agreement, or (2) if the change is due to circumstances within Seller’s control, Seller shall have ten days after receipt of such notice to cure any default of Seller in causing such changed circumstance, and if Seller does not cure such changed circumstance that is within Seller’s control, the change shall constitute a default of Seller hereunder, and Section 7.02 shall govern.
8.02    Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows: Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware; this Agreement and all documents executed by Buyer which are to be delivered to Seller on the Closing Date are, and as of the Closing Date will be, duly authorized, executed, and delivered by Buyer. Neither Buyer nor any person, group, entity or nation that Buyer is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, such as the Liberation Tigers of Tamil Elam, Hezbollah and Al Qaeda, and Buyer is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.
8.03    Seller’s Indemnity. Seller agrees to indemnify, defend, protect and hold harmless Buyer and its officers, directors, shareholders, partners, mortgagees, employees and agents, as applicable, from and against any and all loss, cost, liability, obligation, damage, claim and/or expense including, without limitation, attorneys’ and paralegals’ fees and costs and court costs incurred by Buyer in connection with or arising from any breach by Seller of any of the representations and warranties made by Seller as provided in this Agreement or in any other instrument delivered pursuant to this Agreement.

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Exhibit 10.2

8.04    Buyer’s Indemnity. Buyer hereby agrees to indemnify, defend, protect and hold harmless Seller and its officers, directors, shareholders, partners, mortgagees, employees and agents, as applicable, from and against any and all loss, cost, liability, obligation, damage, claim and/or expense including, without limitation, attorneys’ and paralegals’ fees and costs and court costs, incurred by Seller in connection with or arising from any breach by Buyer of any of the representations and warranties made by Buyer as provided in this Agreement or in any other instrument delivered pursuant to this Agreement.
8.05    Survival. The representations and warranties set forth in this Agreement and Article VIII or in any other instrument delivered pursuant to this Agreement shall survive the recordation of the Deed for a period of twenty-four (24) months after the Closing Date. The indemnities set forth in this Agreement shall survive the Close of Escrow and shall not be merged into the Deed.
ARTICLE IX
ADDITIONAL COVENANTS OF SELLER AND BUYER
9.01    Maintenance of the Property. At all times until the Closing Date, Seller shall maintain the Property in its current condition and repair, and will neither create nor permit the creation of any title exceptions, such as easements or liens, or encumber the Property. Any damage to the Property resulting from Seller's removal of any furnishings, fixtures, or equipment not being sold to Buyer hereunder shall be repaired by Seller prior to the Closing Date.
9.02    New and Amended Agreements. From and after the Effective Date, Seller may not enter into any new lease, contract or agreement relating to the Property, or amend any existing lease, contract or agreement relating to the Property, without the prior written consent of Buyer, which consent may be withheld by Buyer in its sole discretion.
9.03    Payment of Bills. Seller agrees to pay in full any and all of its bills relating to the Property (and which relate to work which had been ordered by Seller or actually performed on the Property prior to the Closing Date) that are outstanding as of the Closing Date.
9.04    Exclusivity. During the period from the Effective Date through the Closing Date or earlier termination of this Agreement, in consideration of the time and effort and costs incurred by Buyer in inspecting the Property, and for the sum of Ten Dollars, receipt of which is hereby acknowledged, Seller shall not seek, accept, respond to, or negotiate any other offers for the Property from any person or entity other than Buyer. Seller’s breach of its obligations under this Section 9.04 shall cause damages to Buyer, who is incurring costs and foregoing other opportunities in order to proceed with a possible purchase of the Property.
9.05    Seller Assistance. Seller shall cause Steve Michaels, a principal and officer of Seller who is benefiting from the sale of the Property to Buyer, and by his signature below Steve Michaels agrees, that he shall, prior to the Contingency Removal Date, negotiate in good faith a consulting agreement with Buyer, in which he will agree to provide assistance in re-commissioning the plant, for a period of six (6) months following the Closing Date at times mutually agreeable to the parties. Consulting services to be provided include, among other

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Exhibit 10.2

things, assisting Buyer in contacting prior employees of Seller and providing information and assistance in making the plant operational, at an hourly rate of $90 per hour, not to exceed $90,000 for a 6 month period. Steve Michaels will also assist in coordinating between Ken McConnell and other former employees identified by Buyer for providing consulting services to Buyer.
ARTICLE X
PRORATIONS AND EXPENSES
10.01    Prorations and Costs. Seller will pay at Closing any documentary stamp or transfer taxes payable to the city, county or state that the Property is located in, and title insurance for CLTA coverage, Buyer will pay for the difference between CLTA and ALTA coverage, if requested by Buyer, and for all title endorsements requested by Buyer. All other closing costs will be split equally by the parties. Each of the parties will pay its own legal and due diligence costs. All taxes, income and expenses of the Property will be prorated and adjusted as of the Closing Date. All other costs and charges of the Escrow for the sale not otherwise provided for in this Agreement shall be allocated in accordance with the closing customs for the city and county in which the Property is located.
10.02    Preliminary Closing Statement. Escrow Holder shall prepare a preliminary Closing Statement, to be reviewed and approved by Buyer and Seller.
10.03    Post-Closing Reconciliation. If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Buyer or Seller owing any such other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.
ARTICLE XI
MISCELLANEOUS
11.01    No Brokerage Commission. Buyer represents to Seller and Seller represents to Buyer that such party has not engaged a broker, agent, or finder in connection with this transaction. If any broker, salesman or other person makes a claim for a commission or finder’s fee based upon any agreements with Buyer or Seller for the transactions contemplated by this Agreement, the party claimed to be the party who engaged the broker shall indemnify and hold harmless the other party from said claim and all liabilities, costs and expenses related thereto, including reasonable attorney’s fees which may be incurred in connection with such claim.
11.02    Notices. Any and all notices or other communications required or permitted to be given under this Agreement, or by law, shall be in writing and addressed to all of the following addresses and either (i) personally delivered by messenger, (ii) sent by Federal Express or other nationally recognized overnight courier service that provides receipted delivery service, delivery charges prepaid, return receipt requested, or (iii) sent by E-Mail if it is addressed to all of the parties identified below, in which event notice shall be deemed delivered upon the sender’s receipt of confirmation of transmission of said notice. Except as to E-Mail notice, notice shall be deemed to have been given upon the date of delivery (or the date of refusal to accept delivery, as

KP #710620
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Exhibit 10.2

the case may be) or at such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

If to Buyer:	Donald L.J. Campodonico, J.D. Staff Attorney 1555 Bayshore Highway, #200 Burlingame, CA 94010 Telephone: 650-692-2977 Email: donald.campodonico@kindredbio.com
With a copy to:	TroyGould 1801 Century Park East, 16th Floor Los Angeles, CA 90067 Attn: Sandra Slon Telephone: 310-789-1392 Email: sslon@troygould.com

If to Seller:	Steve Michaels Chairman Strategic Veterinary Pharmaceuticals, Inc. 100 North West Airport Rd. St. Joseph, Missouri 64503 Telephone: 816-364-3995, ext. 2111 Email: smichaels@bsmlogisticsinc.com
With copies to:
If to Escrow Holder:	First American Title Company 3723 Beck Rd. St. Joseph, MO 64506 Attn: Patti Eiman, Area Manager Telephone: 816-901-1513 Email: peiman@firstam.com
Notice shall be deemed to have been given upon the date of delivery (or the date of refusal to accept delivery, as the case may be) or at such other address as either party may from time to time specify in writing to the other in the manner aforesaid.
11.03    Time. Time is of the essence of every provision herein contained.
11.04    Incorporation by Reference. All of the Exhibits attached hereto or referred to herein and all documents in the nature of such Exhibits, when executed and/or so attached are by this reference incorporated herein and made a part of this Agreement.
11.05    Further Assurances. In a timely fashion, at no cost, each party shall execute and deliver such further instruments, documents or assurances, and take such further action, as shall

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Exhibit 10.2

be required to carry out the purposes and intent of this Agreement, including, without limitation, signing any assignment, transfer document, evidence of termination of contract or license or permit, or correspondence required for the issuance of a new permit or license to Buyer.
11.06    Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and actual attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.
11.07    Construction. The parties acknowledge that each party has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.
11.08    No Merger. The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise expressly provided in this Agreement, survive the close of the Escrow.
11.09    Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Kansas.
11.10    Entire Agreement. This Agreement and the Exhibits which are attached hereto or contemplated to be attached hereto and by this reference incorporated herein and all documents specifically contemplated by this Agreement when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.
11.11    Required Disclosure. Buyer and Seller acknowledge and agree that disclosure of this Agreement may be made pursuant to valid law.
11.12    Tax‑Deferred Exchange.
(i)    If this transaction is consummated as an exchange by Seller, Buyer agrees, upon request by Seller, to execute and deliver to Seller such further documents and instruments in writing which may be prepared by Seller and be reasonably required to accomplish an Internal Revenue Code of 1986, as amended, Section 1031 tax‑deferred exchange.
(ii)    Buyer shall not be liable for the payment of Seller’s income taxes or for the tax consequences, if any, to Seller as a result of the exchange of the Property for Exchange Property. Under no circumstances shall Buyer be required to (a) receive title to, or any interest in, the

KP #710620
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Exhibit 10.2

property to be exchanged (the “Exchange Property”), (b) execute any note or deed of trust or assume any liability with respect to the Exchange Property, or (c) make any warranty in regard to the Exchange Property. Seller hereby agrees to indemnify Buyer against and releasing Buyer from any and all claims, demands, causes of action, and obligations of whatsoever nature, known or unknown, fixed or contingent, with respect to the Exchange Property or the proposed exchange.
(iii)    If an exchange is not concluded, and Buyer is not in default, Seller will sell and Buyer will purchase the Property on the Closing Date in accord with all provisions of this Agreement.
11.13    Risk of Loss.
(i)    If any of the Property is damaged or destroyed prior to the Closing, or (b) condemnation proceedings are commenced against any of the Property, then, notwithstanding anything to the contrary set forth in this Section 11.13, Buyer shall have the right, at its election, either to terminate this Agreement or to not terminate this Agreement and purchase the Property. Buyer shall have thirty (30) days after Seller notifies Buyer that an event described in clause (a) or (b) has occurred to make such election by delivery to Seller of an election notice (the “Election Notice”). Buyer’s failure to deliver the Election Notice within such thirty (30) day period shall be deemed an election to not terminate this Agreement. If this Agreement is terminated by delivery of notice of termination to Seller, then the Deposit shall be returned to Buyer, and Buyer and Seller shall each be released from all obligations hereunder.
(ii)    If any of the Property is damaged or destroyed or there is a condemnation of any portion of the Property prior to the Closing Date and this Agreement is not terminated as provided above, then Seller shall give Buyer a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty or condemnation. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended in good faith any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller in good faith exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess.
11.14    Counterparts and Signatures. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition to delivery of signed original counterpart signature pages, any party may deliver its signed counterpart signature page by email transmission of a scanned PDF image or by facsimile transmission, and transmission of a signed counterpart signature page in

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Exhibit 10.2

such manner by a party shall conclusively evidence delivery of such party’s executed counterpart signature page, whether or not an original is subsequently delivered by such party.
IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement the day and year set forth below.

BUYER:	KINDRED BIOSCIENCES, INC., a Delaware corporation By: /s/ Richard Chin Name: Richard Chin Title: CEO Dated: 6/21/2017
SELLER:	STRATEGIC VETERINARY PHARMACEUTICALS, INC., a Kansas corporation By: /s/ Stephen T. Michaels Name: Stephen T. Michaels Title: Chairman of the Board Dated:June 21, 2017
Solely for purposes of agreeing to Paragraph 9.05 above:

/s/ Steve Michaels
Steve Michaels, individually

KP #710620
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Exhibit 10.2

LIST OF EXHIBITS

Exhibit	Description
A	Legal Description of Land
B	List of Permits and Licenses
C	Personal Property
D	Warranty Deed
E	Bill of Sale
F	Assignment
G	FIRPTA
H	Employee List

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Exhibit 10.2

EXHIBIT A
Legal Description of Land
Begin at a point that is 526, I feet North and 20 feet East (N 89 degrees 31 minutes East) of the
Southwest Corner of the North Half of the Northwest Quarter of Section 31, Township 3 South,
Range 23 East of the 6th P.M., thence East (North 89 degrees 31 minutes 30 seconds East) 265 feet; thence North 164.4 feet to the Southeast Corner of a tract described in a conveyance recorded in Book 159 at page 214 in the Office of the Register of Deeds of Doniphan County,
Kansas; thence West (South 89 degrees 31 minutes 30 seconds West), 265 feet; thence South
164.4 feet to the point of beginning, and subject to an easement in favor of The Gas Service
Company, recorded in Book 157 at page 46, in the Office of the Register of Deeds of Doniphan
County, Kansas. (Tract J)

and also,

A tract of land in the North Half of the Northwest Quarter of Section 31 , Township 3 South,
Range 23 East of the 6th P,M., described as follows: Beginning at a point that is 33 feet North and 285 feet East (North 89 degrees 31 minutes 30 seconds East) of the Southwest Comer of the
North Half of the Northwest Quarter, aforesaid (said point being the Southwest comer of a tract described in a conveyance recorded in Book 155 at page 593 in the Office of the Register of
Deeds of Doniphan County, Kansas, and said point also being on the North right of way line of
Oak Street: thence North 357.67 feet; thence West (South 89 degrees 31 minutes 30 seconds
West), 265 feet; thence south 35 feet; thence East (North 89 degrees 31 minutes 30 seconds East)
75.33 feet; thence South 25 feet to the exterior Northwest Comer of the existing Medico
Industries Building; thence East following the exterior of the North wall of said building 102,67 feet to the Northeast Comer thereof; thence south following the exterior of the East wall of said building, 202,67 feet to the Southeast Comer thereof; thence continuing south 95 feet to a point on the original right of , way line oT Oak Street; thence East (North 89 degrees 31 minutes 30 seconds East) 87 feet to the point of beginning, containing 1,87 acres, (Tract II)

and also,

Begin at a point that is 33 feet North and 20 feet East (North 89 degrees 31 minutes East of the
Southwest Corner of the North Half of the Northwest Quarter of Section 3 J, Township 3 South,
Range 23 East of the 6th P,M,; thence East (North 89 degrees 3) minutes 30 seconds East) 265 feet along the North right of way line of Oak Street as extended to the Southwest corner of a tract described in a conyeyance recorded in Book 155 at page 593 in the records in the Office of the
Register of Deeds of Doniphan County, Kansas; thence North 493 .1 feet, thence West (South 89 degrees 31 minutes 30 seconds West) 265 feet, thence South 493, I feet to the point of beginning,
EXCEPTING Special Warranty Deed filed in Book 166 at page 192 in the records in the Office of the Register of Deeds aforesaid, to wit:

A tract of land in the North One half of the Northwest Quarter of Section 3 1, Township 3 South,
Range 23 East of the 6th P,M, Described as fo llows : Beginning at a point that is 33 feet North and 285 feet East (North 89 degrees 31 minutes 30 seconds East) of the Southwest Corner of the
North Half, Northwest Quarter aforesaid (said point being the Southwest comer of a tract described in a conveyance recordcd in Book 155 at page 593 in the Office of the Register of
Deeds of Doniphan County, Kansas, and said point also being on the North right of way line of

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Exhibit 10.2

Oak Street) thence Nort,h 357.67 feet; thence West (South 89 degrees 31 minutes 30 seconds
West), 265 feet; thence South, 35 feet; thence East (North 89 degrees 31 minutes 30 seconds
East), 75.33 feet; thence South, 25 feet to the exterior Northwest comer of the existing Medico
Industries Building; thence East following the exterior of the North wall of said building 102.67 feet to the Northeast Corner thereof, thence South following the exterior of the East wall of said building, 202.67 feet to the Southeast corner thereof, thence continuing South, 95 feet to a point on the North right of way line of Oak Street, thence East (North 89 degrees 31 minutes 30 seconds East, 87 feet to the point of beginning, containing 1.87 acres. (Tract Ill)
Parcel No, 022-089-31-0-20-01-005.00-0 (R281 0)

and also, (Book 166 Page 369)

A tract of land in the South Half of the Northwest Quarter of Section 31, Township 3 South,
Range 23 East, Doniphan County, Kansas, described as follows: Beginning at a point 17 feet
South and 20 feet East (North 89 degrees 31 minutes 30 seconds East) of the Northwest Corner of said South Half, said point being on the South right of way linc of Oak Street; thence East
(North 89 degrees 31 minutes 30 seconds East) parallcl to the North line of said South Half, 410 feet along the South right of way line of Oak Street; thence South, parallel to the West line of said South Half, 425 feet; thence West (South 89 degrees 31 minutes 30 seconds West), parallel to the North line of said South Half, 410 feet; thence North parallel to the West line of said South
Half, 425 feet to the point of beginning. (Tract IV)
Parcel No. 022-089-31-0-20-06-002.00-0 (R2867)

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Exhibit 10.2

EXHIBIT B

List of Permits and Licenses

Listed below are the licenses and permits in Seller's name. Seller advises that they are likely not transferable, except for the FEIN#- FDA Establishment Identification Number, which number will stay with the facility.

Kansas Board of Pharmacy Manufacturers Certificate.
Kansas Alcoholic Beveridge Control Division – Non-Beveridge user license.
KDHE – wastewater discharge permit.
FEIN# - FDA Establishment Identification Number
Storm Water Permit that was last filed November 2016 and is good through November 2017.
According to K.A.R. 28-16-56(d) this permit is transferrable with the joint approval of the old and new owner, and Seller agrees to approve the transfer to Buyer.

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Exhibit 10.2

EXHIBIT C
Personal Property

Furniture, fixtures, and equipment currently located in the Improvements or on the Land, as listed below:

The pelletizing line, the full USP purified water system, the full USP WFI water system with hot loop, a complete clean room (class 100 fill suite, no filling equipment), full plant support HVAC chilling and heating, oil free air, two complete compounding areas for liquids and creams, and complete BFS Sterile fill line with terminal water cascade autoclave from the BFS sterile fill line (collectively, the “Personal Property”), but excluding the BFS sterile fill line.

To also include the Boiler for the WFI system if Seller is able to buy it back from the auction purchaser.

All office equipment, such as: desks, chairs, tables, filing cabinets, bookshelves, conference room furniture, telephones, teleconference equipment, projectors and display equipment, monitors, printers, and general office supplies.

Prior to the Contingency Removal Date, Buyer and Seller shall together go through the facility and tag all furniture, fixtures, and equipment to identify whether each piece is to be removed or to remain as part of the Personal Property being acquired by Buyer.

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Exhibit 10.2

EXHIBIT D
Warranty Deed
[TO BE IN SUBSTANTIALLY THE FOLLOWING FORM, SUBJECT TO APPROVAL BY TITLE OFFICER]
RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO
AND MAIL TAX BILLS TO:

KINDRED BIOSCIENCES, INC.
1555 Bayshore Highway, #200
Burlingame, CA 94010
Attn: Donald L.J. Campodonico

KANSAS SPECIAL WARRANTY DEED
THIS DEED, made and entered into this ____ day of _________, 2017, by and between STRATEGIC VETERINARY PHARMACEUTICALS, INC., a Kansas corporation, having an address of 100 NW Airport Road, St. Joseph, MO 64503 (the “Grantor”) and KINDRED BIOSCIENCES, INC., a Delaware corporation, having an address of 1555 Bayshore Highway, #200, Burlingame, CA 94010.
WITNESSETH, that the Grantor, for and in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration, paid by the Grantee, the receipt of which is hereby acknowledged, does by these presents SELL AND CONVEY unto the Grantee, all of the Grantor’s interest in the following described lot, tract, or parcel of land, lying, being and situate in the County of Doniphan and State of Kansas, to-wit:
See Exhibit A, attached hereto and incorporated by reference.
Subject to: (i) taxes due but not yet payable for the calendar year 2017 and thereafter and special real estate taxes becoming a lien after the date hereof; and (ii) general and special assessments, any and all recorded easements, reservations, restrictions, encroachments and encumbrances, matters which would be shown by an accurate survey, underground and overhead cables, lines and utility services, and all existing zoning ordinances, laws, codes, statutes and subdivision regulations and other governmental laws, rules, codes, statutes and regulations limiting or restricting the use to which the property may be put.
TO HAVE AND TO HOLD the same, together with all rights and appurtenances to the same belonging, unto the Grantee, and to its successors and assigns forever. The said Grantor hereby covenanting that Grantor and its successors and assigns, shall and will WARRANT AND DEFEND the title to the premises unto the said Grantee, and to its successors and assigns forever, against the lawful claims of all persons claiming by, through or under Grantor but none other, excepting,

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Exhibit 10.2

however: (i) taxes not yet due and payable for the calendar year 2017 and thereafter and the special taxes becoming a lien after the date of this deed; and (ii) general and special assessments, any and all recorded easements, reservations, restrictions, encroachments and encumbrances, matters which would be shown by an accurate survey, underground and overhead cables, lines and utility services, and all existing zoning ordinances, laws, codes, statutes and subdivision regulations and other governmental laws, rules, codes, statutes and regulations limiting or restricting the use to which the property may be put.
IN WITNESS WHEREOF, the said Grantor has executed these presents the day and year first above written.
STRATEGIC VETERINARY PHARMACEUTICALS, INC.
a Kansas corporation

By:    ________________________
Name:    ________________________
Title:    ________________________

By: __________________________
Name:    ________________________
Title:    ________________________

STATE OF MISSOURI    )
) ss.
COUNTY OF ____________)

BE IT REMEMBERED, that on this ______ day of _______________, 2017, before me the undersigned, a Notary Public in and for said County and State aforesaid, came ______________, the ____________________ of STRATEGIC VETERINARY PHARMACEUTICALS, INC. a Kansas corporation, and ___________, the _________________ of said corporation, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.
Notary Public

My commission expires:

D–2

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Exhibit 10.2

Attach Exhibit A (legal description)

D–3

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Exhibit 10.2

EXHIBIT E
BILL OF SALE

THIS IS A BILL OF SALE from Strategic Veterinary Pharmaceuticals, Inc., a Kansas corporation (“Seller”) to Kindred Biosciences, Inc., a Delaware corporation (“Buyer”). The effective date of this Bill of Sale for purposes of transferring title to the assets subject to this Bill of Sale (the "Effective Date") shall be the Closing Date as defined in that certain Purchase Agreement (the “Purchase Agreement”) by and between Seller and Buyer for the property located at 1141 Oak St., Elwood, Kansas (the “Property”).
In consideration of the payment of Ten Dollars ($10.00) paid by Buyer to Seller, receipt of which is hereby acknowledged, Seller, by these presents, does hereby forever grant, bargain, sell, assign, convey, transfer, set-over, and deliver to Buyer and its successors and assigns, effective as of the Effective Date, Seller's ownership of all of the personal property, furniture, fixtures, and equipment current located at the Property, as further described in Schedule A attached hereto (the “Assets”).
The Assets being transferred hereunder are sold "AS IS", and "WITH ALL FAULTS", WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, except that Seller represents and warrants that the Assets are in the same condition that they were as of the Contingency Removal Date, as defined in the Purchase Agreement, and except for the warranties set forth in the following paragraph of this Bill of Sale.
The Assets are sold with the representation and warranty that the Assets include all of the property that was located at the Property as of the date of execution of the Purchase Agreement and that Seller has not removed or exchanged any of the property that was located in the Property as of such date. Seller holds good and marketable title to the Assets, free and clear of any liens, claims, charges, or encumbrances, and free of any unpaid fees or charges. Seller further represents and warrants that Seller has not assigned or transferred or agreed to assign or transfer any of its right, title, or interest in or to the Assets or any portion thereof. If there is an alleged breach of any representation and warranty of title set forth herein, Seller shall, at Seller’s sole cost and expense, and by using counsel retained and paid by Seller and reasonably approved by Buyer, defend Buyer's right of ownership of the Assets.

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Exhibit 10.2

At any time, and from time to time, at the reasonable request of Buyer, Seller shall execute and deliver to Buyer any new, additional, or confirmatory instrument, and any other document necessary to vest in Buyer, all right, title and interest in and to the Assets conveyed hereby.
IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of _______________, 2017.
“SELLER”
STRATEGIC VETERINARY
PHARMACEUTICALS, INC., a Kansas corporation

By:_____________________________
Name:___________________________

Title:____________________________

Date:____________________________

[ATTACH SCHEDULE A to this Bill of Sale, which will be Exhibit C to the Agreement]

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Exhibit 10.2

EXHIBIT F
ASSIGNMENT OF INTANGIBLE PROPERTY
This Assignment of Intangible Property (“Assignment”) is made by Strategic Veterinary Pharmaceuticals, Inc., a Kansas corporation (“Assignor”) to Kindred Biosciences, Inc., a Delaware corporation (“Assignee”). The effective date of this Assignment for purposes of transferring ownership of the intangible property subject to this Assignment (the "Effective Date") shall be the Closing Date as defined in that certain Purchase Agreement (the “Purchase Agreement”) by and between Assignor (as Seller) and Assignee (as Buyer) for the property located at 1411 Oak St., Elwood, Kansas (the “Property”).
A.    Pursuant to the Purchase Agreement, Assignor will sell to Assignee the Land, Appurtenances, Improvements, Personal Property, and Intangible Property, each as described in the Purchase Agreement (collectively, the “Property”) on the Effective Date. Unless otherwise defined herein, each capitalized word used in this Assignment (including Exhibit "A" hereto) shall have the meaning ascribed to such word in the Purchase Agreement.
B.    Assignor is the owner of certain intangible personal property, including, without limitation, warranties, a list of employees, and quality system documents related to the Property, each as more particularly described on Exhibit “A” attached hereto and made a part hereof (collectively, the “Intangible Property”).
D.    Assignor desires to assign to Assignee, as of the Effective Date, all of its right, title, and interest to the Intangible Property, and Assignee desires to receive from Assignor such assignment from and after the Effective Date.
NOW THEREFORE, in consideration of the promises and conditions contained herein, the parties agree as follows:
1.    Assignment. Assignor hereby sells, assigns, conveys, transfers, and delivers, effective as of the Effective Date, to Assignee all of its right, title and interest to the Intangible Property.
2.    Assumption. To the extent there are continuing obligations to be performed by Assignor in connection with the Intangible Property, Assignee hereby assumes, effective as of the Effective Date, all of the obligations of Assignor related to the Intangible Property that accrue or are to be performed from and after the Effective Date and agrees to be bound by and perform all of the covenants, duties and obligations that accrue or are to be performed by the Assignor from and after the Effective Date. Notwithstanding the foregoing, Assignee shall have no obligation, liability or responsibility for any liability, cost, expense or obligation of Assignor in connection with the Intangible Property which accrue or are to be performed prior to the Effective Date.
3.    Indemnification by Assignor. Assignor hereby indemnifies, defends and holds Assignee and its officers, directors, shareholders, attorneys, and constituent parent, subsidiary and affiliate corporations and each of their managers, members, partners, officers, agents and

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Exhibit 10.2

employees, and each of their successors and assigns wholly free and harmless from and against any and all liability, loss, cost, damage or expense (collectively, “Claims”) which Assignee or such indemnitees may incur or which may be asserted against Assignee or such indemnitees by reason of the failure of Assignor to fulfill, perform, discharge, or observe its obligations with respect to the Intangible Property, to the extent such Claims accrue prior to the Effective Date.
4.    Indemnification by Assignee. Assignee hereby indemnifies, defends and holds Assignor and its officers, directors, shareholders, attorneys, and constituent parent, subsidiary and affiliate corporations and each of their partners, managers, members, officers, agents and employees, and each of their successors and assigns wholly free and harmless from and against any and all Claims which Assignor or such indemnitees may incur or which may be asserted against Assignor or such indemnitees by reason of the failure of Assignee to fulfill, perform, discharge, or observe its obligations with respect to the Intangible Property to the extent such Claims accrue on or after the Effective Date.
5.    Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.
6.    Attorneys’ Fees. If any dispute should arise between the parties hereto regarding the terms or subject matter of this Assignment or the enforcement or breach of such terms, then the party prevailing in such dispute, whether by out-of-court settlement or final judicial determination, shall be entitled to recover from the non-prevailing party all costs and expenses of such dispute incurred by such prevailing party, including, without limitation, reasonable attorneys’ fees.
7.    Counterparts/Signatures. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. Signatures by electronic mail or facsimile shall be binding on the parties.
8.    Further Assurances. Assignor hereby covenants that it will, at any time and from time to time following a written request thereof, execute and deliver to Assignee and its successors and assigns, any additional or confirmatory instruments and take such further acts as Assignee may reasonably request to evidence fully the assignment contained herein.
9.    Failure of Closing. The terms of this Assignment are conditioned on the closing of the sale of the Property by Assignor to Assignee, and will not become effective until the Effective Date.
10.    Disclaimer. Except as set forth herein or in the Agreement, the Intangible Property is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED.

F–2

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Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have executed this Assignment on the date set forth below.
ASSIGNOR:
Strategic Veterinary Pharmaceuticals, Inc.

By:_______________________________

Name:_____________________________

Title:______________________________

Date:______________________________

ASSIGNEE:
Kindred Biosciences, Inc.

By: ______________________________

Name:_____________________________

Title:______________________________

Date:______________________________

[Attach Exhibit A to this Assignment, which will be Exhibit B to the Agreement]

F–3

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Exhibit 10.2

EXHIBIT G
Certificate of Transferor Other
Than an Individual
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Kindred Biosciences, Inc., a Delaware corporation (“Transferee”), the transferee of certain real property which property is located in Elwood, Kansas, commonly known as 1411 Oak St., Ellwood, KS, that withholding of tax is not required upon the disposition of such U.S. real property interest by Strategic Veterinary Pharmaceuticals, Inc., a Kansas corporation (“Transferor”), the undersigned hereby certifies the following:
1.Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Income Tax Regulations §1.1445‑2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is __________; and
4.    Transferor’s office address is ________________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Dated as of __________, 20___.

TRANSFEROR:	Strategic Veterinary Pharmaceuticals, Inc., a Kansas corporation By: Name: Its:

NOTICE TO TRANSFEREE (BUYER): YOU ARE REQUIRED BY LAW TO RETAIN THIS CERTIFICATE UNTIL THE END OF THE FIFTH TAX YEAR FOLLOWING THE TAX YEAR IN WHICH THE TRANSFER TAKES PLACE AND MAKE THE CERTIFICATE AVAILABLE TO THE INTERNAL REVENUE SERVICE IF REQUESTED TO DO SO DURING THAT PERIOD.

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Exhibit 10.2

EXHIBIT H
Employee List

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